UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2011

AMERICAN BAR ASSOCIATION MEMBERS /

NORTHERN TRUST COLLECTIVE TRUST

(Exact Name of Registrant as Specified in Charter)

Illinois	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2011, the ABA Retirement Funds (the “ABA RF”) and ING Life Insurance and Annuity Company (“ING Life”) entered into the First Amendment to the Program Services Agreement, effective August 22, 2011 (the “PSA Amendment”), which amends the Program Services Agreement dated May 1, 2009 between the ABA RF and ING Life, pursuant to which ING Life, acting through its affiliates, provides recordkeeping, communication, marketing and administration services to the ABA Retirement Funds Program. Pursuant to the PSA Amendment, TD Ameritrade, Inc. or such other entity engaged by ABA RF, in its sole and absolute discretion, shall provide brokerage services for the Self-Directed Brokerage Account available as an investment option under the American Bar Association Members/Northern Trust Collective Trust.

The foregoing summary of the PSA Amendment does not purport to be complete and is qualified in its entirety by reference to the PSA Amendment, which is filed as an exhibit hereto is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.6.7	First Amendment to the Program Services Agreement by and between ABA Retirement Funds and ING Life Insurance and Annuity Company, executed December 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / NORTHERN TRUST COLLECTIVE TRUST

Date: December 21, 2011	By:	/s/ Randal Rein
Name: Randal Rein
Title: Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.6.7	First Amendment to the Program Services Agreement by and between ABA Retirement Funds and ING Life Insurance and Annuity Company, executed December 19, 2011.

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